Exhibit 99

For further information contact:

Investor Relations:

Jesse Jenkins

901.597.8259

Jesse.Jenkins@servicemaster.com

Media:

James Robinson

901.597.7521

James.Robinson@servicemaster.com

ServiceMaster Updates Business Trends and Provides Second-Quarter 2020 Outlook

•	Revenue from continuing operations expected between $510 and $525 million
•	Adjusted EBITDA from continuing operations expected between $105 and $115 million
•	$267 million in cash on hand and over $635 million in total liquidity as of May 31, 2020

MEMPHIS, TENN. — June 11, 2020  —ServiceMaster Global Holdings, Inc. (NYSE: SERV), a leading provider of essential services to residential and commercial customers in the termite, pest control, cleaning and restoration markets, today provided an outlook for the second quarter of 2020.

Second-Quarter 2020 Outlook

In order to update the market on recent trends in the business, second-quarter 2020 Revenue and Adjusted EBITDA guidance is provided below for Continuing Operations, and the ServiceMaster Brands Divesture Group.

	Continuing Operations		SMB Divestiture Group
(In millions)	Low	High	Low	High
Revenue	$510	$525	$57	$62
Growth Rate	3%	6%	(12) %	(5) %
Adjusted EBITDA	$105	$115	$20	$23
Margin	21%	22%	35%	37%

Residential Pest Control

Residential Pest Control organic revenue growth is expected to be flat to slightly down versus prior year.  Continuing improvement in service levels and customer retention in the second quarter are expected to be offset by the COVID-19 related suspension of the door-to-door summer sales program in most markets and lower one-time sales, primarily related to bedbug services. The impact of COVID-19 related service postponements have continued to moderate and improve from late first quarter peaks but remain higher than prior year.

Commercial Pest Control

Commercial pest control organic revenue growth is expected to be down approximately 10 percent versus prior year. COVID-19 related service postponements peaked in April and continue to trend positively into June but remain above prior year levels. New unit sales, primarily one-time sales such as bedbug and bird services, have been negatively impacted by COVID-19. Disinfection services are not expected to be  material in the second quarter. Future trends in commercial pest control are expected to closely follow state and city specific reopening plans.

Termite and Home Services

Termite and home services organic revenue growth is expected to be three to five percent, primarily driven by higher core termite completion new unit sales due to the strong termite swarm season and the successful roll-out of our new affordable monthly payment offering.

ServiceMaster Brands Divestiture Group

ServiceMaster Brands is continuing to see strong momentum in disinfection services in both the ServiceMaster Clean and ServiceMaster Restore brands. Growth in royalty fees from disinfection services are expected to partially offset the impact of COVID-19 related service postponements in ServiceMaster Clean and a decrease in area-wide events driven by the mild winter in ServiceMaster Restore. Residential cleaning services, through the Merry Maids brand, are expected to remain well below prior year levels in the second quarter but have increased from lows in April as our franchisees resume operations and demand for cleaner homes increases.

Liquidity

As of May 31, 2020, the Company had total liquidity of over $635 million, including $267 million in available cash. Strong cash generation in the first two months of the second quarter was the result of the flow-through of Adjusted EBITDA as well as the impact of payroll and income tax deferrals as a result of the CARES Act.

Adjusted EBITDA

Adjusted EBITDA guidance reflects the impact of previously disclosed cost actions as well as additional labor and vehicle efficiencies and other indirect cost actions targeted in the quarter. The Company will continue to look for additional permanent and temporary cost actions to improve Adjusted EBITDA margins throughout the remainder of 2020.

Costs Historically Allocated to ServiceMaster Brands are expected to be approximately $3 million in the second quarter. These costs are reflected in the second quarter guidance and will impact continuing operations and benefit the SMB Divestiture Group.

The second quarter outlook reflects an  $8 million year-over-year increase in termite damage claims and mitigation expense and is largely in line with expectations.  The timing and frequency of new termite damage claim litigated case filings is difficult to predict. The actual pace and volume of litigated termite damage claims could differ.

The Company plans to announce second quarter results on August 6, 2020 and will provide details in due course.

About ServiceMaster

ServiceMaster Global Holdings, Inc. is a leading provider of termite and pest control, cleaning and restoration services in both the residential and commercial markets, operating through an extensive service network of more than 8,000 Company-owned locations and franchise and license agreements. The Company’s portfolio of well-recognized brands includes AmeriSpec (home inspections), Copesan (commercial national accounts pest management), Furniture Medic (cabinet and furniture repair), Merry Maids (residential cleaning), Nomor (European pest management), ServiceMaster Clean (commercial cleaning), ServiceMaster Restore (restoration and reconstruction), Terminix (termite and pest control) and Terminix Commercial (commercial termite and pest control). The Company is headquartered in Memphis, Tenn. Go to www.servicemaster.com for more information about ServiceMaster or follow the Company at twitter.com/ServiceMaster or Facebook.com/ServiceMaster.

Information Regarding Forward-Looking Statements

This press release contains forward-looking statements and cautionary statements. Forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control, including, without limitation, the risks and uncertainties discussed in the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in the Company’s reports filed with the U.S. Securities and Exchange Commission. Such risks, uncertainties and changes in circumstances include, but are not limited to: the possibility that the review of strategic alternatives for our ServiceMaster Brands businesses will not result in a transaction or that the anticipated benefits will not be realized, and the diversion of management time and other business disruption during the period of the review; the impact of reserves attributable to pending Litigated and Non-Litigated Claims for termite damages; the impact of COVID-19 on our operations; lawsuits, enforcement actions and other claims by third parties or governmental authorities; compliance with, or violation of environmental health and safety laws and regulations; weakening general economic conditions; weather conditions and seasonality; the success of our business strategies, and costs associated with restructuring initiatives. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. The Company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures. Non-GAAP measures should not be considered as an alternative to GAAP financial measures. Non-GAAP measures may not be calculated like or comparable to similarly titled measures of other companies. Adjusted EBITDA and ServiceMaster Brands Divestiture Group Adjusted EBITDA are not measurements of the Company’s financial performance under GAAP and should not be considered as an alternative to net income, net earnings from discontinued operations or any other performance measures derived in accordance with GAAP. A reconciliation of the forward-looking 2020 Adjusted EBITDA guidance to net income is not being provided as the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation.

Management uses these non-GAAP financial measures to facilitate operating performance comparisons, as applicable, from period to period. We believe these non-GAAP financial measures are useful for investors, analysts and other interested parties as they facilitate company-to-company operating performance and liquidity comparisons, as applicable, by excluding potential differences caused by variations in capital structures, taxation, the age and book depreciation of facilities and equipment, restructuring initiatives and equity-based, long-term incentive plans.

_______________________________________________

(1) Adjusted EBITDA is defined as net income before: depreciation and amortization expense; acquisition-related costs; fumigation related matters; non-cash stock-based compensation expense; restructuring and other charges; realized (gain) on investment in frontdoor, inc.; net earnings from discontinued operations; (benefit) provision for income taxes; loss on extinguishment of debt; and interest expense. The Company’s definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.